UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CELULARITY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CELULARITY INC.

170 Park Ave

Florham Park, New Jersey 07932

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on                   , 2024

Notice is hereby given that a Special Meeting of Stockholders, or Special Meeting, of Celularity Inc., will be held on                     , 2024 at 9:00 a.m. Eastern Time at Celularity’s headquarters located at 170 Park Avenue, Florham Park, New Jersey 07932. The Special Meeting will be held for the following purposes:

1.	To approve an amendment to our second amended and restated certificate of incorporation, as amended, or the Charter, to effect a reverse stock split of our outstanding shares of Class A common stock, par value $0.0001 per share, or the Reverse Stock Split, at a ratio, ranging from one-for-fifty (1:50) to one-for-one hundred (1:100), with the exact ratio to be set within that range at the discretion of our board of directors without further approval or authorization of our stockholders, or the Reverse Stock Split Proposal;

2.	To approve the potential issuance of shares of Class A common stock at a price per share less than the “Minimum Price” for the purposes of Nasdaq Listing Rules 5635(d), or the Nasdaq Proposal; and

3.	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the foregoing proposals.

These items of business are more fully described in the proxy statement accompanying this Notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

Only Celularity Inc. stockholders of record at the close of business on                       , 2024, will be entitled to vote at the Special Meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on                           at Celularity’s headquarters located at 170 Park Avenue, Florham Park, New Jersey 07932.

The proxy statement is available at www.proxydocs.com/CELU.

By order of the Board of Directors,

Robert J. Hariri, M.D., Ph.D.
Chief Executive Officer
Florham Park, New Jersey
,2024

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder

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CELULARITY INC.

170 Park Ave

Florham Park, New Jersey 07932

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                  , 2024

This proxy statement contains information about the Special Meeting of Stockholders, or the Special Meeting, of Celularity Inc., to be held on                      , 2024 at 9:00 a.m. Eastern Time at Celularity’s headquarters at 170 Park Avenue, Florham Park, New Jersey 07932. The board of directors of Celularity Inc. is using this proxy statement to solicit proxies for use at the Special Meeting.

The Special Meeting will be held for the following purposes:

1.	To approve an amendment to our second amended and restated certificate of incorporation, as amended, or the Charter, to effect a reverse stock split of our outstanding shares of Class A common stock, par value $0.0001 per share, or the Reverse Stock Split, at a ratio, ranging from one-for-fifty (1:50) to one-for-one hundred (1:100), with the exact ratio to be set within that range at the discretion of our board of directors without further approval or authorization of our stockholders, or the Reverse Stock Split Proposal;

2.	To approve the potential issuance of shares of Class A common stock at a price per share less than the “Minimum Price” for the purposes of Nasdaq Listing Rules 5635(d), or the Nasdaq Proposal; and

3.	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the foregoing proposals.

These items of business are more fully described in this proxy statement.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

Only Celularity Inc. stockholders of record at the close of business on , 2024, will be entitled to vote at the Special Meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on                       at Celularity’s headquarters located at 170 Park Avenue, Florham Park, New Jersey 07932.

The proxy statement is available at www.proxydocs.com/CELU.

In this proxy statement, the terms “Celularity,” “we,” “us,” and “our” refer to Celularity Inc. Our wholly-owned subsidiary, now known as Celularity LLC is referred to as “Legacy Celularity.”

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

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CELULARITY INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

How do I attend and participate in the Special Meeting?

The Special Meeting will be held on                            ,                            , 2024 at 9:00 a.m. Eastern Time at Celularity’s headquarters located at 170 Park Avenue, Florham Park, New Jersey. Information on how to vote in person at the Special Meeting is discussed below.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

The proxy materials, including this proxy statement and a proxy card for shares held in street name (i.e., held for your account by a broker of other nominee), or voting instruction card, are being mailed to stockholders on or about                            , 2024. These materials are also available for viewing, printing and downloading on the Internet at www.proxydocs.com/CELU.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Special Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Special Meeting?

The record date for determination of stockholders entitled to vote at the Special Meeting is the close of business on                        , 2024.

How many votes can be cast by all stockholders?

There were                       shares of our Class A common stock, par value $0.0001 per share, outstanding on                        , 2024, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of                      , 2024.

What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”

Stockholder of Record. If you own shares that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, N.A., then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been sent to you directly by us. You may vote your shares by proxy prior to the Special Meeting by following the instructions contained on the enclosed proxy card.

Beneficial Owners of Shares Held in Street Name. If you own shares that are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” With respect to these shares, your set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

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How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

●	By Telephone. You may vote using a touch-tone telephone by calling 1-866-316-5523, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Votes submitted by telephone must be received by Eastern Time on , 2024.

●	By Internet. You may vote at www.proxypush.com/CELU, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Votes submitted through the Internet must be received by . Eastern Time on , 2024.

●	By Mail. You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Sign your name exactly as it appears on the proxy cards. Votes submitted through the mail must be received by , 2024.

●	During the Special Meeting. To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

Even if you plan to attend the Special Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Special Meeting. If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf in person at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Special Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Special Meeting.

If you complete and submit your proxy before the Special Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Special Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Special Meeting.

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How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Special Meeting or over the Internet by the cutoff time of                 Eastern Time on                     , 2024, (2) attending and voting in person at the Special Meeting (although attendance at the Special Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our bylaws provide that the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Special Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is not present, the meeting may be adjourned or postponed until a quorum is obtained.

Why is Celularity holding the special meeting?

The Reverse Stock Split Proposal

As previously disclosed in our current reports on Form 8-K filed on March 17, 2023 and on September 19, 2023, on March 14, 2023, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market notifying us that, as the bid price for our common stock had closed below $1.00 per share for the last 30 consecutive business days, we were not in compliance with Nasdaq Listing Rule 5450(a)(1), which is the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided two 180-calendar day periods, or until March 11, 2024, to regain compliance with the minimum bid price requirement. The continued listing standard will be met if the closing bid price of our common stock is at least $1.00 per share for a minimum of ten consecutive business days during the 180-calendar day period. Nasdaq has advised that if we choose to implement a reverse stock split, it must be completed no later than 10 business days prior to March 11, 2024 to timely regain compliance (i.e., no later than February 26, 2024). If it appears to Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notification that our common stock will be subject to delisting.

Our board of directors has determined that an amendment to our Charter to effect the reverse stock split may be necessary to promote the continued listing of our common stock on the Nasdaq Capital Market and is in the best interests of our stockholders. If approved and implemented, our board of directors will select a reverse stock split ratio within a range of 1-for-50 to 1-for-100 (or any number in between), based on various factors, including the then prevailing market conditions and the existing and expected per share trading prices of our Class A common stock. Pursuant to the law of our state of incorporation, Delaware, our board of directors must adopt any amendment to our Charter and submit the amendment to stockholders for approval. Accordingly, our board of directors is requesting your proxy to vote “FOR” the reverse stock split proposal.

In addition to bringing the per share trading price of our common stock back above $1.00, we also believe that the reverse stock split will make our Class A common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current per share trading price of our Class A common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

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The reverse stock split would not change the number of authorized shares of our Class A common stock. Therefore, the number of shares remaining available for issuance in the future would increase. These additional shares would be available for issuance from time to time for corporate purposes including capital-raising transactions and acquisitions.

The Nasdaq Proposal

As previously disclosed in our current report on Form 8-K filed on January 17, 2024, in connection with the amended and restated senior secured loan agreement among Celularity, Legacy Celularity, a wholly owned subsidiary of Celularity and Resorts World Inc Pte Ltd, or RWI, dated January 12, 2024, for an aggregated amount of $15.0 million, we issued two tranches of warrants to RWI on January 16, 2024. The Tranche 1 warrant is immediately vested and exercisable, with a term of five-year as of the date of issuance, to acquire an aggregate of up to 16,500,000 shares of our Class A common stock, at an exercise price of $0.24898 per share (which was the “Minimum Price” calculated in accordance with Nasdaq Listing Rule 5635(d) on the date of entry into the agreement to issue the Tranche 1 warrant). The Tranche 2 warrant is immediately vested and will become exercisable on the date that all of the following have been satisfied: (x) compliance with the “Exchange Cap Conditions” (as defined in the Tranche 2 warrant and as set out below), (y) CFIUS clearance (as defined in the Tranche 2 warrant) and (z) six months minus one day from the issuance date (or July 17, 2024), have a term of five-years from when they become exercisable and will have an exercise price equal to the “Minimum Price” calculated in accordance with Nasdaq Listing Rule 5635(d) on the date they become exercisable.

The “Exchange Cap” condition means any one of the following: (a) the warrant to acquire any shares, after giving effect to such purchase and sale the aggregate number of shares issued under the Tranche 2 warrant (or any other transaction that is integrated with the Tranche 2 warrant), would not exceed 19.9% of our outstanding Class A common stock as of January 12, 2024 (the date of the RWI loan), (b) our stockholders have approved the exercise of the Tranche 2 warrant at an exercise price below $0.24898 in accordance with Nasdaq Listing Rule 5635(d) or any successor rule or (c) the exercise price, once determined pursuant to the terms of the Tranche 2 warrant (e.g., on the date it becomes exercisable) equals or exceeds $0.24898.

Because such future-determined exercise price for the Tranche 2 warrant may be less than $0.24898 per share (which was the “Minimum Price” calculated in accordance with Nasdaq Listing Rule 5635(d) on the date of entry into the RWI loan pursuant to which the Tranche 2 warrant was issued), as may be adjusted for any reverse stock split we implement if the Reverse Stock Split Proposal is effected, we included language in the Tranche 2 warrant that prohibits exercise of such warrant if it would result in the issuance of shares in violation of Nasdaq Listing Rule 5635(d) and agreed to seek stockholder approval permitting such exercise. Accordingly, we are seeking stockholder approval of the Nasdaq Proposal to establish a floor price so that RWI’s Tranche 2 warrant may be exercised without limitation once the future exercise price is determinable.

The Tranche 2 Floor Price is $0.12449 solely for purposes of the Nasdaq Proposal (Proposal No. 2). The actual exercise price of the Tranche 2 warrant, when determined may be greater than $0.24898 (as may be adjusted, including for any reverse stock split if our stockholders approve the Reverse Stock Split proposal and our Board effects a reverse stock split).

Has anyone agreed to vote in favor of the proposals?

Yes, as contemplated in the RWI loan, Dr. Robert Hariri, our Chairperson and Chief Executive Officer, and our directors Peter Diamandis, M.D. and Dean Kehler have each agreed to vote his shares in favor of both the Reverse Stock Split Proposal and the Nasdaq Proposal. These stockholders, together, held 31,388,297 shares, or approximately 14.5% of our outstanding Class A common stock as of the record date. Dragasac Limited, an entity under common control with RWI, held 51,473,762 shares of our Class A common stock, or approximately 23.8% of our outstanding Class A common stock as of the record date.

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How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter, except where a larger vote is required by law, applicable stock exchange rules or by our Second Amended and Restated Certificate of Incorporation, or bylaws.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. The Nasdaq Proposal (Proposal No. 2) is “non-discretionary” item. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for such proposals, and those shares will be counted as broker “non-votes.” The Reverse Stock Split Proposal (Proposal No. 1) is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

The approval of the Reverse Stock Split Proposal (Proposal No. 1) requires the votes cast for exceed the votes cast against at the Special Meeting. Abstentions and broker non-votes will have no effect on the outcome of such votes.

The approval of the Nasdaq Proposal (Proposal No. 2) requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Special Meeting and entitled to vote generally on the subject matter. Abstentions will have the same effect as a vote “Against” Proposal No. 2 and broker non-votes will have no effect on the outcome of such votes.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

How can I know the voting results?

We plan to announce preliminary voting results at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL NO. 1—REVERSE STOCK SPLIT

Background and Proposed Amendment

Our second amended and restated certificate of incorporation currently authorizes the Company to issue a total of 740,000,000 shares of capital stock, consisting of 730,000,000 shares of Class A common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

On January 11, 2024, subject to stockholder approval, our board of directors approved an amendment to our amended restated certificate of incorporation to, at the discretion of our board of directors , effect a reverse stock split of the Class A common stock at a ratio between 1-for-50 to 1-for-100, with the exact ratio within such range to be determined by our board of directors at its discretion. The primary goal of the Reverse Stock Split is to increase the per share market price of our Class A common stock to meet the minimum per share bid price requirements for continued listing on Nasdaq. We believe that a range of reverse stock split ratios provides us with the most flexibility to achieve the desired results of the reverse stock split. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The reverse stock split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the reverse stock split is effected, an amount ranging between every 50 and 100 shares of our outstanding Class A common stock would be combined and reclassified into one share of Class A common stock. The actual timing for implementation of the reverse stock split would be determined by our board of directors based upon its evaluation as to when such action would be most advantageous to the company and our stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, our board of directors will have the sole authority to elect whether or not and when to amend our amended and restated certificate of incorporation to effect the reverse stock split. However, if the market price per share of Class A common stock does not increase, we must effect the reverse stock split on the Nasdaq (if approved by stockholders) no later than February 26, 2024 such that there are at least ten trading days prior to expiration of the second Nasdaq compliance period . If the Reverse Stock Split Proposal is approved by our stockholders, our board of directors will make a determination as to whether effecting the Reverse Stock Split is in the best interests of our Company and our stockholders in light of, among other things, our ability to increase the trading price of our Class A common stock to meet the minimum stock price standards of Nasdaq without effecting the reverse stock split, the per share price of the Class A common stock immediately prior to the reverse stock split and the expected stability of the per share price of the Class A common stock following the reverse stock split. If our board of directors determines that it is in the best interests of our Company and our stockholders to effect the reverse stock split, it will determine the final ratio of the reverse stock split within the approved range. For additional information concerning the factors our board of directors will consider in deciding whether to effect the reverse stock split, see “- Determination of the Reverse Stock Split Ratio” and “- Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to the Company’s amended and restated certificate of incorporation to effect the reverse stock split is included as Appendix A to this proxy statement. If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file the reverse stock split amendment with the Secretary of State of the State of Delaware, which will become effective at the time stated therein; provided, however, that the reverse stock split amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable. Our board of directors has determined that the amendment is advisable and in the best interests of our company and our stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Stock Split

We are submitting the Reverse Stock Split Proposal to our stockholders for approval in order to increase the trading price of our Class A common stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. We believe increasing the trading price of our Class A common stock may also assist in our capital-raising efforts by making our Class A common stock more attractive to a broader range of investors. Accordingly, we believe that the reverse stock split is in our stockholders’ best interests.

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We believe that the reverse stock split, if necessary, is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. The Nasdaq Capital Market requires, among other criteria, that the Company maintain of a continued price of at least $1.00 per share. On January , 2024, the record date, the last reported sale price of our Class A common stock on The Nasdaq Capital Market was $ per share.

On the date of the mailing of this proxy statement, our Class A common stock was listed on the Nasdaq Capital Market under the symbol “CELU.” The continued listing requirements of Nasdaq, among other things, require that our Class A common stock must maintain a closing bid price in excess of $1.00 per share. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our Class A common stock on Nasdaq.

On March 14, 2023, we received a deficiency letter from the Listing Qualifications Department, or the Staff, of the Nasdaq Stock Market LLC, or Nasdaq, notifying us that, for the 30 consecutive business day period between January 30, 2023, through March 13, 2023, our Class A common stock had not maintained a minimum closing bid price of $1.00 per share, or the Minimum Bid Price Requirement, required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). Nasdaq provided us an initial period of 180 calendar days, or until September 11, 2023, to regain compliance with the Minimum Bid Price Requirement. If, at any time during this 180-day period, the closing bid price for our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide us written notification that we have complied with the Minimum Bid Price Requirement and the common stock will continue to be eligible for listing on the Exchange.

On September 12, 2023, we received a second notification letter from the Staff indicating that, while we had not yet regained compliance with the minimum bid price requirement, the staff had determined that we were eligible for an additional 180 calendar day period, or until March 11, 2024, to regain compliance.

If at any time before March 11, 2024, the closing bid price of our Class A common stock is at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the us written confirmation of compliance. The Staff may, in its discretion, require us to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance. If we implement the reverse stock split, we must complete the split no later than 10 business days prior to March 11, 2024. If compliance cannot be demonstrated by March 11, 2024, Nasdaq will provide written notification that our securities will be delisted, at which point we may appeal the delisting determination to a Nasdaq Hearing Panel.

There can be no assurance that we will be able to regain compliance with the Minimum Bid Price Requirement, or maintain compliance with any of these or other Nasdaq continued listing requirements.

In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Class A common stock could encourage increased investor interest in our Class A common stock and promote greater liquidity for our stockholders. A greater price per share of our Class A common stock could allow a broader range of institutions to invest in our Class A common stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Class A common stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our Class A common stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Class A common stock and may facilitate future sales of our Class A common stock. The Reverse Stock Split could also increase interest in our Class A common stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Class A common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

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Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Class A common stock over the Long-Term. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Class A common stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Stock Split on the market price of our Class A common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Class A common stock will proportionally increase the market price of our Class A common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Class A common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Class A common stock. The market price of our Class A common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Class A common stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of our Class A common stock, which could lead to increased interest in our Class A common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Class A common stock, which may lead to reduced trading and a smaller number of market makers for our Class A common stock, particularly if the price per share of our Class A common stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A common stock. A purchase or sale of less than 100 shares of Class A common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Class A common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Class A common stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A common stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Class A common stock outstanding following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split Amendment to, among other things, facilitate the continued listing of our Class A common stock on Nasdaq by increasing the per share trading price of our Class A common stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Treatment of Fractional Shares in the Reverse Stock Split

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Class A common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share of Class A common stock as reported by Nasdaq on the date prior to the marketplace effective date of the reverse stock split. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the effectiveness of the reverse stock split and the date payment is issued or received.

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After the reverse stock split, then-current stockholders would have no further interest in Celularity with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by the Board as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Celularity is domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the share combination may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our company and our stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than 1-for-100.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our Class A common stock on The Nasdaq Capital Market;
●	the per share price of our Class A common stock immediately prior to the Reverse Stock Split;
●	the expected stability of the per share price of our Class A common stock following the Reverse Stock Split;
●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Class A common stock;
●	prevailing market conditions;
●	general economic conditions in our industry; and
●	our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split. If the trading price of our Class A common stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Class A common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Class A common stock can be maintained above $1.00. There also can be no assurance that our Class A common stock will not be delisted from Nasdaq for other reasons.

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If our stockholders approve the Reverse Stock Split Proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of our company and our stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to March 11, 2024, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.

The market price of our Class A common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Class A common stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Class A common stock or obtain control of our company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Class A common stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our amended and restated certificate of incorporation in substantially the form of the Reverse Stock Split Amendment attached to this proxy statement as Appendix A. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. The Board currently intends to effect the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to March 11, 2024, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment to effect the Reverse Stock Split will be abandoned.

Effects of the Reverse Stock Split on Issues and Outstanding Class A common stock

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Class A common stock, including any shares held by us as treasury shares, by a Reverse Stock Split ratio of 1-for-50 to 1-for-100. Accordingly, each of our stockholders will own fewer shares of Class A common stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Class A common stock due to the effect of rounding up fractional shares in the Reverse Stock Split, as described in more detail herein. Therefore, voting rights and other rights and preferences of the holders of Class A common stock will not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). Class A common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.0001.

As of the record date, approximately            shares of our Class A common stock were outstanding and no shares of our preferred stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-100, the number of issued and outstanding shares of Class A common stock after the Reverse Stock Split would be approximately                 shares.

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Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Class A common stock

If the Reverse Stock Split is effected, the terms of equity awards granted under our 2021 Equity Incentive Plan, or the 2021 Plan, and 2021 Employee Stock Purchase Plan, or the 2021 ESPP, and together with the 2021 Plan, the Equity Plans, including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Class A common stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Voting Rights

Proportionate voting rights and other rights of the holders of Class A common stock would not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). For example, a holder of 1% of the voting power of the outstanding Class A common stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Class A common stock after the Reverse Stock Split (except for the effect of rounding up fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters

We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.

Effects of the Reverse Stock Split on Authorized Share Capital

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 740,000,000 shares, consisting of 730,000,000 shares of Class A common stock and 10,000,000 shares of Preferred Stock.

Effects of the Reverse Stock Split on the Number of Shares of Class A common stock Available for Future Issuance

By reducing the number of shares outstanding without reducing the number of shares of available but unissued Class A common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund our future operations. Although we do not have any pending acquisitions for which shares are expected to be used, we may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in our best interests to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Mechanics of the Reverse Stock Split

If the Reverse Stock Split is approved and effected, beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.

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Exchange of Stock Certificates

Shortly after the Reverse Stock Split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split in accordance with the procedures to be set forth in a letter of transmittal to be sent by our stock transfer agent. In connection with the Reverse Stock Split, the CUSIP number for the common stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO FOLLOWING THE ANNOUNCEMENT OF THE COMPLETION OF THE REVERSE STOCK SPLIT.

Effect on Registered “Book-Entry” Holders of Class A common stock

Holders of Class A common stock may hold some or all of their Class A common stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Class A common stock registered in their accounts. If you hold registered Class A common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the amendment to the Charter with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Class A common stock will remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Class A common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Class A common stock outstanding. Any Class A common stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain material U.S. federal income tax considerations of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

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This discussion is limited to U.S. holders that hold Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	U.S. holders whose functional currency is not the U.S. dollar;
●	Persons holding Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell Class A common stock under the constructive sale provisions of the Code;
●	persons who hold or received Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds Class A common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Class A common stock generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. holder’s aggregate tax basis in the shares of Class A common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Class A common stock surrendered, and such U.S. holder’s holding period in the shares Class A common stock received should include the holding period in the shares of Class A common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Class A common stock surrendered to the shares of Class A common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Class A common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a Reverse Stock Split is not clear. It is possible that the receipt of such an additional fraction of a share of common stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for common stock. We intend to treat the issuance of such an additional fraction of a share of common stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

Vote Required

Pursuant to the Delaware General Corporation Law and our organizational documents, approval of the Reverse Stock Split Proposal requires that the votes cast for exceed the votes cast against. Because abstentions and broker non-votes are not considered votes cast, they will have no effect on this proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

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PROPOSAL NO. 2—NASDAQ PROPOSAL

Overview

We are seeking approval of the issuance of shares to RWI pursuant to the Tranche 2 warrant at an exercise price potentially lower than $0.24898 per share, which was the “Minimum Price” pursuant to Nasdaq Rule 5635(d) on the date of agreement to issue the Tranche 2 warrant. For purposes of this Nasdaq Proposal (Proposal No. 2), and for no other purposes, we are asking our stockholders to authorize the issuance of shares upon exercise of the Tranche 2 warrant at a price per share no less than $0.12449, or the Tranche 2 Floor Price.

When determined per the terms of the Tranche 2 warrant at the time they become exercisable, the exercise price of the Tranche 2 Warrant may exceed the Tranche 2 Floor Price, or even $0.24898 (as may be adjusted in the event our stockholders approve the Reverse Stock Split.

Background

As previously disclosed in our current report on Form 8-K filed on January 17, 2024, on January 16, 2024 in connection with the amended and restated loan agreement among Celularity, Legacy Celularity and Resorts World Inc Pte Ltd, or RWI, dated January 12, 2024, for an aggregate amount of $15.0 million, on January 16, 2024 we issued RWI two tranches of warrants. The Tranche 1 warrant is immediately vested and exercisable, with a term of five-year as of the date of issuance of the warrant, to acquire an aggregate of up to 16,500,000 shares of our Class A common stock at an exercise price of $0.24898 per share (which was the “Minimum Price” calculated in accordance with Nasdaq Listing Rule 5635(d) on the date of entry into the agreement to issue the Tranche 1 warrant). The Tranche 2 warrant is immediately vested and will become exercisable on the date that all of the following have been satisfied: (x) compliance with the “Exchange Cap Conditions” (as defined in the Tranche 2 warrant and as set out below), (y) CFIUS clearance (as defined in the Tranche 2 warrant) and (z) six months minus one day from the issuance date (or July 17, 2024), have a term of five-years from when they become exercisable and will have an exercise price equal to the “Minimum Price” calculated in accordance with Nasdaq Listing Rule 5635(d) on the date they become exercisable.

The “Exchange Cap” condition means any one of the following: (a) the warrant to acquire any shares, after giving effect to such purchase and sale the aggregate number of shares issued under the Tranche 2 warrant (or any other transaction that is integrated with the Tranche 2 warrant), would not exceed 19.9% of our outstanding Class A common stock as of January 12, 2024 (the date of the RWI loan), (b) our stockholders have approved the exercise of the Tranche 2 warrant at an exercise price below $0.24898 in accordance with Nasdaq Listing Rule 5635(d) or any successor rule or (c) the exercise price, once determined pursuant to the terms of the Tranche 2 warrant (e.g., on the date it becomes exercisable) equals or exceeds $0.24898.

Because such future-determined exercise price for the Tranche 2 warrant may be less than $0.24898 per share (which was the “Minimum Price” calculated in accordance with Nasdaq Listing Rule 5635(d) on the date of entry into the agreement to issue the Tranche 2 warrant), as may be adjusted for any reverse stock split we implement if the Reverse Stock Split Proposal is effected, we included language in the Tranche 2 warrant that prohibits exercise of such warrant if it would result in the issuance of shares in violation of Nasdaq Listing Rule 5635(d) and agreed to seek stockholder approval permitting such exercise. Accordingly, we are seeking stockholder approval of the Nasdaq Proposal to establish a floor price so that RWI’s Tranche 2 warrant may be exercised without limitation once the future exercise price is determinable.

The Tranche 2 Floor Price is $0.12449 solely for purposes of the Nasdaq Proposal (Proposal No. 2). The actual exercise price of the Tranche 2 warrant, when determined may be greater than $0.24898 (as may be adjusted, including for any reverse stock split if our stockholders approve the Reverse Stock Split proposal and our Board effects a reverse stock split).

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Reasons for Seeking Stockholder Approval

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the sale, issuance or potential issuance of shares of our Class A common stock (or securities convertible into or exercisable for our Class A common stock) in a transaction other than a public offering at a price less than the “Minimum Price” that either alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of our outstanding Class A common stock or 20% or more of the outstanding voting power prior to such issuance. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. On January 12, 2024, the date of the RWI loan, pursuant to which the Tranche 2 warrant were issued on January 16, 2024, the “Minimum Price” was $0.24898 per share. Accordingly, we are seeking stockholder approval with respect to all shares issued or that may be issued to RWI under the Tranche 2 warrant in accordance with its terms (e.g., subject to the $0.12449 floor price, as may be adjusted for any reverse stock split). Stockholder approval of this Proposal No. 2 will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

Our board of directors determined that the RWI loan and the issuance of the Tranche 2 warrant, with an exercise price to be determined when it becomes exercisable, were in the best interests of our company and our stockholders, including undertaking to seek stockholder approval of an exercise price that could potentially be lower than the $0.24898 Minimum Price so that RWI may exercise in full the Tranche 2 warrant.

We cannot predict the price of our Class A common stock at any future date, and therefore cannot predict the future exercise price of the Tranche 2 warrant, or if such exercise price will exceed the proposed Tranche 2 floor price or the $0.24898 Minimum Price under the Nasdaq Rules. Therefore, we are seeking stockholder approval under this Proposal No. 2 to issue shares of Class A common stock upon exercise of the Tranche 2 warrant at a price per share no less than the Tranche 2 Floor price. As of the close of business on January , 2024, the price of our Class A common stock was $0. per share.

Effect on Current Stockholders

The issuance of shares of Class A common stock under the Tranche 2 warrant (including any such shares issued below the Minimum Price that are the subject of this Proposal No. 2) would result in an increase in the number of shares of Class A common stock outstanding, and our stockholders will incur dilution of their percentage ownership. We cannot determine if RWI will exercise the Tranche 2 warrant in full, or at all, nor can we determine what the exercise price will be, as such exercise price will be determined in the future, when the Tranche 2 warrant becomes exercisable.

Vote Required and Board of Directors’ Recommendation

The approval of the Nasdaq Proposal (Proposal No. 2) requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions will have the same effect as a vote “Against” Proposal No. 2 and broker non-votes will have no effect on the outcome of the vote.

Our board of directors recommends voting “FOR” Proposal No. 2 to issue Class A common stock to RWI upon exercise of the Tranche 2 warrant at a price no less than the $ for purposes of Nasdaq Rule 5635(d).

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of Class A common stock as of January 19, 2024 by:

●	each person known by us to be the beneficial owner of more than 5% of our Class A common stock;

●	each of our named executive officers and directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and RSUs that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A common stock beneficially owned by them.

The beneficial ownership percentages set forth in the table below are based on 216,406,240 shares of Class A common stock issued and outstanding as of January 19, 2024 and other than as noted below, do not take into account the issuances of any shares of Class A common stock upon the exercise of warrants or options or vesting and settlement of RSUs.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	%
Five Percent or Greater Stockholders
Tan Sri Lim Kok Thay(2)	83,271,683	33.6%
Dragasac Limited(3)	63,356,326	27.8%
Resorts World Inc Pte Ltd (4)	19,500,000	8.3%
Starr International Investments Ltd.(5)	15,281,389	7.1%
Celgene Corporation(6)	11,953,274	5.5%
Directors and Named Executive Officers
Robert J. Hariri, M.D., Ph.D.(7)	35,637,681	15.9%
John R. Haines(8)	1,562,890	*
David Beers(9)	935,843	*
Peter Diamandis, M.D.(10)	4,146,493	1.9%
Dean C. Kehler(11)	4,353,714	2.0%
Geoffrey Ling, M.D.	0	*
Marc Mazur(12)	220,277	*
Diane Parks(13)	104,434	*
All Directors and Executive Officers of as a Group (11 Individuals) (14)	47,944,433	20.6%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the executive officers and directors is c/o Celularity Inc., 170 Park Ave, Florham Park, NJ 07932.

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(2)	Consists of (i) 63,356,326 shares beneficially owned by Dragasac Limited as described in note (3) below, (ii) 19,500,000 shares beneficially held by RWI as described in note (4) below, and (iii) equity awards to acquire 415,357 shares, held directly by Lim Kok Thay. Lim Kok Thay is an indirect beneficial owner of the largest shareholder of Genting Berhad, where he serves as Chief Executive and Chairman of the Board, and in such capacity may be deemed to beneficially own shares held by Dragasac Limited and by RWI. The address for Tan Sri Lim Kok Thay is c/o 25th Floor, Wisma Genting, 28 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.
(3)	Consists of (i) 51,473,762 shares of Class A common stock and (ii) 11,882,564 shares of Class A common stock issuable upon exercise of certain warrants to purchase shares of Class A common stock at an exercise price of $0.24898 per share. These securities are directly held by Dragasac, which is an indirect wholly-owned subsidiary of Genting Berhad, a public company listed on the Malaysian stock exchange. Lim Kok Thay is an indirect beneficial owner of the largest shareholder of Genting Berhad, where he serves as Chief Executive and Chairman of the Board, and in such capacity may be deemed to beneficially own shares held by Dragasac Limited. The address for Dragasac Limited is c/o 24th Floor, Wisma Genting, 28 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.
(4)	Consists of (i) 3,000,000 shares of Class A common stock issuable upon exercise of certain warrants to purchase shares of Class A common stock at an exercise price of $0.81 per share and (ii) 16,500,000 shares of Class A common stock issuable upon exercise of the Tranche 1 warrant to purchase shares of Class A common stock at an exercise price of $0.24898 per share. Does not include 13,500,000 shares of Class A common stock issuable upon exercise of the Tranche 2 warrant as such shares. These securities are directly held by Resorts Word Inc Pte Ltd, of which Genting Berhad, a public company listed on the Malaysian stock exchange, holds 50%. Lim Kok Thay is an indirect beneficial owner of the largest shareholder of Genting Berhad, where he serves as Chief Executive and Chairman of the Board, and in such capacity may be deemed to beneficially own shares held by RWI. The address for RWI is 3, Lim Teck Kim Road, #09-02, Genting Centre, Singapore, 088934.
(5)	The address for Starr International Investments Ltd. is Bermuda Commercial Bank Building, 19 Par-La-Ville Road, Hamilton, HM 11, BM Bermuda. Starr International Investments Ltd. is a wholly owned subsidiary of Starr International Company, Inc., a Swiss corporation, which, accordingly, may be deemed to beneficially own these securities.
(6)	The address for Celgene Corporation is 86 Morris Avenue, Summit, New Jersey 07901.
(7)	Consists of (i) 28,472,008 shares held directly by Dr. Hariri, (ii) 5,080,819 shares issuable to Dr. Hariri pursuant to options and (iii) 2,084,852 shares issuable upon exercise of warrants.
(8)	Consists of (i) 16,404 shares held directly by Mr. Haines, (ii) 1,346,486 shares issuable to Mr. Haines pursuant to options, and (iii) 200,000 shares issuable to Mr. Haines upon vesting and settlement of restricted stock units (RSUs).
(9)	Consists of (i) 10,252 shares held directly by Mr. Beers, (ii) 800,591 shares issuable to Mr. Beers pursuant to options, and (iii) 125,000 shares issuable to Mr. Beers upon vesting and settlement of RSUs.
(10)	Consists of (i) 1,107,145 shares held directly by Mr. Diamandis and (ii) 3,039,348 shares issuable to Dr. Diamandis pursuant to options and a deferred compensation award.
(11)	Consists of: (i) 1,809,144 shares of common stock (including 1,414,768 shares received in a pro rata distribution-in-kind from GX Sponsor, LLC), (ii) 394,376 shares of common stock received in a pro rata distribution-in-kind from GX Sponsor, LLC to Elizabeth Kehler 2012 Trust, of which Dean Kehler’s spouse serves as a trustee, (iii) 100,000 shares retained by GX Sponsor, LLC (iv) 1,880,000 shares issuable upon exercise of warrants received in a pro rata distribution-in-kind from GX Sponsor, LLC (v) 554,635 shares issuable upon exercise of warrants acquired upon completion of the July 2021 business combination as the repayment of $554,635 in promissory notes in connection with certain working capital loans, and (vi) 56,053 shares issuable pursuant to options. GX Sponsor, LLC is the record holder of the shares described in clause (iii) of the previous sentence and was the sponsor of the special purpose acquisition company with which the company combined its operations in July 2021. Cooper Road, LLC (an entity controlled by Jay R. Bloom, a former director) and Dean C. Kehler are the managing members of GX Sponsor, LLC and as such Messrs. Bloom and Kehler have voting and investment discretion with respect to the securities held of record by GX Sponsor, LLC and may be deemed to have shared beneficial ownership of the securities held directly by GX Sponsor, LLC. Each such entity or person disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(12)	Consists of (i) 85,072 shares of common stock (including 48,927 received in a pro rata distribution-in-kind from GX Sponsor, LLC), (ii) 25,000 shares issuable upon exercise of warrants received in a pro rata distribution-in-kind from GX Sponsor, LLC and (iii) 110,205 shares issuable pursuant to options.
(13)	Consists of (i) 36,145 shares of common stock and (ii) 68,289 shares issuable pursuant to options.
(14)	Consists of (i) 31,559,567 shares, (ii) 4,544,219 shares issuable upon exercise of warrants, (iii) 11,146,976 shares issuable upon exercise of options and deferred compensation awards and (iv) 693,671 shares issuable upon vesting and settlement of RSUs.

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HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary, telephone: (908) 768-2170. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By order of the Board of Directors,

Robert J. Hariri, M.D., Ph.D.
Chief Executive Officer
Florham Park, New Jersey
, 2024

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Appendix A

PROPOSED FORM OF
CERTIFICATE OF AMENDMENT

OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CELULARITY INC.

Celularity Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”)

2. The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. That Article IV of the Certificate of Incorporation be, and hereby is, amended to add the following:

“Effective at [     :     ] (Eastern Time) on [insert date] (such time, the “Effective Time”), every [insert number ranging from fifty (50) to one hundred (100)] shares of Class A Common Stock outstanding immediately prior to the Effective Time (such shares, the “Old Common Stock”) shall automatically without further action on the part of the Company be combined into one (1) fully paid and nonassessable share of Class A Common Stock (the “New Common Stock”), subject to the treatment of fractional shares described below. From and after the Effective Time, certificates representing the Old Common Stock shall, without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. There shall be no fractional shares issued. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by [insert number ranging from fifty (50) to one hundred (100)], will be entitled to receive cash in lieu of fractional shares at the value thereof on the date of the Effective Time as determined by the Board of Directors; provided that, whether or not fractional shares would be issuable as a result of the share combination shall be determined on the basis of (i) the total number of shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time formerly that the holder is at the time surrendering and (ii) the aggregate number of shares of New Common Stock after the Effective Time into which the shares of Old Common Stock shall have been reclassified; and (b) with respect to holders of shares of Old Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of New Common Stock as a result of the share combination (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the fractional share payment automatically and without any action by the holder.”

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this [          day of          ], 202    .

CELULARITY INC.

By:
Name:	Robert J. Hariri, M.D., Ph.D.
Title:	Chief Executive Officer

A-1

Appendix B

PRELIMINARY COPY, SUBJECT TO COMPLETION

celularity®

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/CELU**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-316-5523**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Celularity Inc.

Special Meeting of Stockholders

For Stockholders of record as of _______, 2024

DATE: ________, 2024
TIME: 9:00 AM, Eastern Time
PLACE: 170 Park Avenue,
Florham Park, New Jersey 07932

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert J Hariri, John Haines and K. Harold Fletcher, (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Celularity Inc. that the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

B-1

Celularity Inc.

Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, AND 3

☐ **Check here if you would like to attend the meeting.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date

B-2